Westwood Holdings Group, Inc. Reports Third Quarter 2015 Results

Quarterly Dividend Increased 14%

Dallas, TX, October 28, 2015 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported that third quarter 2015 revenues rose 15% to $32.5 million, a $4.4 million increase compared to revenues of $28.1 million in the third quarter of 2014, with $2.5 million of the increase attributable to the Woodway acquisition. Assets Under Management ("AUM") totaled $20.4 billion at September 30, 2015.

Third quarter 2015 net income of $7.0 million was relatively flat versus the third quarter of 2014. Diluted earnings per share (“Diluted EPS”) was $0.87, compared to Diluted EPS of $0.92 for the same period of the prior year, primarily due to an increase in diluted weighted average shares outstanding. Shares issued or contingently issuable in connection with the Woodway acquisition accounted for $0.02 of the decrease in Diluted EPS. Third quarter 2015 non-GAAP Economic Earnings of $12.4 million increased 14% from $10.9 million in the third quarter of 2014. Non-GAAP Economic Earnings per share of $1.55 increased 10% from $1.41 in the third quarter of 2014.

Highlights related to our third quarter 2015 results include:

▪	Revenues increased 15% to $32.5 million compared to the same period last year.

▪	Cash dividend of $0.57, an increase of 14% from the previous quarterly dividend rate.

▪	Strong relative performance for our high conviction U.S. value equity and global convertible strategies.

Brian Casey, Westwood’s President & CEO, commented, “The third quarter reminded us that volatility remains alive and well across the capital markets. We believe the sell-off was indiscriminate, particularly in the Emerging Markets and MLP asset classes. The performance of many of our strategies has been strong this year, especially for our U.S. value equity and convertible offerings. Our business continues to perform well, and we are pleased to announce a meaningful increase in our dividend this quarter, extending our history of providing our shareholders with an attractive yield.”

Westwood’s Board of Directors declared a quarterly cash dividend of $0.57 per common share, an increase of 14% from the previous quarterly dividend rate, payable on January 4, 2016 to stockholders of record on December 15, 2015. At quarter end, Westwood had $80 million in cash and investments, stockholders’ equity of $130 million, and no debt.

Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss third quarter 2015 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through November 4, 2015 by dialing 855-859-2056 (domestic and Canada) or 404-537-3406 (international) and then entering the passcode 55597552.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. With $20.4 billion in assets under management (as of September 30, 2015), the firm offers a range of investment strategies including U.S. equities, Master Limited Partnerships (MLPs), Multi-Asset, Global and Emerging Markets equities, and Global Convertible securities portfolios. Access to these strategies is available through separate accounts, commingled funds, the Westwood Funds® family of mutual funds, and UCITS funds. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston, Omaha and Houston.

For more information on Westwood, please visit www.westwoodgroup.com.

For more information on the Westwood Funds®, please visit www.westwoodfunds.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: regulations adversely affecting the financial services industry; the composition and market value of our assets under management; competition in the investment management industry; our investments in foreign companies; our ability to develop and market new investment strategies successfully; our ability to pursue and properly integrate acquired businesses; litigation risks; our ability to retain qualified personnel; our relationships with current and potential customers; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective information systems; our ability to maintain effective cyber security; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2014 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
REVENUES:
Advisory fees:
Asset based	$24,940	$27,458	$22,857
Performance based	—	1,918	—
Trust fees	7,973	7,921	5,282
Other, net	(462)	14	(17)
Total revenues	32,451	37,311	28,122

EXPENSES:
Employee compensation and benefits	$15,686	$16,512	$13,309
Sales and marketing	419	496	430
Westwood mutual funds	865	901	591
Information technology	1,626	1,422	807
Professional services	1,178	1,031	983
General and administrative	2,175	2,197	1,410
Total expenses	21,949	22,559	17,530
Income before income taxes	10,502	14,752	10,592
Provision for income taxes	3,489	4,957	3,474
Net income	$7,013	$9,795	$7,118
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,386)	233	(578)
Total comprehensive income	$5,627	$10,028	$6,540

Earnings per share:
Basic	$0.90	$1.25	$0.95
Diluted	$0.87	$1.23	$0.92

Weighted average shares outstanding:
Basic	7,808,239	7,806,031	7,525,489
Diluted	8,037,080	7,961,406	7,734,309

Economic Earnings	$12,434	$14,352	$10,881
Economic EPS	$1.55	$1.80	$1.41

Dividends declared per share	$0.50	$0.50	$0.44

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
REVENUES:
Advisory fees:
Asset based	$76,327	$65,341
Performance based	2,206	3,806
Trust fees	21,044	15,461
Other, net	(207)	368
Total revenues	99,370	84,976

EXPENSES:
Employee compensation and benefits	47,507	39,026
Sales and marketing	1,310	1,092
Westwood mutual funds	2,593	1,965
Information technology	4,085	2,536
Professional services	4,281	3,554
General and administrative	5,962	4,242
Total expenses	65,738	52,415
Income before income taxes	33,632	32,561
Provision for income taxes	11,214	11,290
Net income	$22,418	$21,271
Other comprehensive loss:
Foreign currency translation adjustments	(2,541)	(600)
Total comprehensive income	$19,877	$20,671

Earnings per share:
Basic	$2.90	$2.83
Diluted	$2.78	$2.73

Weighted average shares outstanding:
Basic	7,737,608	7,507,937
Diluted	8,076,055	7,801,073

Economic Earnings	$36,201	$31,758
Economic EPS	$4.48	$4.07

Dividends declared per share	$1.50	$1.32

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$23,883	$18,131
Accounts receivable	19,997	14,540
Investments, at fair value	56,457	79,620
Deferred income taxes	6,634	4,060
Other current assets	2,309	2,413
Total current assets	109,280	118,764
Goodwill	25,091	11,255
Deferred income taxes	3,066	3,792
Intangible assets, net	25,866	3,430
Property and equipment, net of accumulated depreciation of $3,293 and $2,720	2,914	2,633
Total assets	$166,217	$139,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,634	$2,334
Dividends payable	5,060	4,868
Compensation and benefits payable	15,449	18,504
Contingent consideration	9,102	—
Income taxes payable	1,305	1,498
Total current liabilities	33,550	27,204
Accrued dividends	1,392	1,450
Deferred rent	1,138	1,213
Total liabilities	36,080	29,867

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 9,428,773 and outstanding 8,614,207 shares at September 30, 2015; issued 9,010,255 and outstanding 8,308,460 shares at December 31, 2014	94	90
Additional paid-in capital	139,874	119,859
Treasury stock, at cost - 814,566 shares at September 30, 2015; 701,795 shares at December 31, 2014	(35,976)	(29,028)
Accumulated other comprehensive loss	(3,772)	(1,231)
Retained earnings	29,917	20,317
Total stockholders’ equity	130,137	110,007
Total liabilities and stockholders’ equity	$166,217	$139,874

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,418	$21,271
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	606	436
Amortization of intangible assets	951	270
Unrealized gains on trading investments	484	(29)
Stock based compensation expense	12,560	10,103
Deferred income taxes	(1,923)	(4,227)
Excess tax benefits from stock based compensation	(1,432)	(1,850)
Net sales of investments – trading securities	22,679	(8,528)
Other	(3)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,332)	478
Other current assets	236	367
Accounts payable and accrued liabilities	537	10
Compensation and benefits payable	(2,052)	(3,887)
Income taxes payable and prepaid income taxes	1,899	6,496
Other liabilities	(28)	(42)
Net cash provided by operating activities	51,600	20,868

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(704)	(337)
Acquisition of Woodway	(24,133)	—
Net cash used in investing activities	(24,837)	(337)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(1,327)	(669)
Restricted stock returned for payment of taxes	(5,621)	(5,190)
Excess tax benefits from stock based compensation	1,432	1,850
Cash dividends	(13,065)	(10,637)
Net cash used in financing activities	(18,581)	(14,646)
Effect of currency rate changes on cash	(2,430)	(264)
NET INCREASE IN CASH AND CASH EQUIVALENTS	5,752	5,621
Cash and cash equivalents, beginning of period	18,131	10,864
Cash and cash equivalents, end of period	$23,883	$16,485

Supplemental cash flow information:
Cash paid during the period for income taxes	$11,664	$9,073
Common stock issued for acquisition	$5,292	$—
Non-cash accrued contingent consideration	$9,102	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Net Income	$7,013	$9,795	$7,118
Add: Stock based compensation expense	4,865	4,017	3,635
Add: Intangible amortization	400	462	90
Add: Tax benefit from goodwill amortization	156	78	38
Economic earnings	$12,434	$14,352	$10,881

Diluted weighted average shares	8,037,080	7,961,406	7,734,309
Economic EPS	$1.55	$1.80	$1.41

	Nine Months Ended September 30,
	2015	2014
Net Income	$22,418	$21,271
Add: Stock based compensation expense	12,560	10,103
Add: Intangible amortization	951	270
Add: Tax benefit from goodwill amortization	272	114
Economic earnings	$36,201	$31,758

Diluted weighted average shares	8,076,055	7,801,073
Economic EPS	$4.48	$4.07

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic Earnings per share ("Economic EPS"). We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.